Exhibit 8.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address

January 14, 2025

New Pluto Global, Inc.

c/o Paramount Global

1515 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as U.S. counsel to New Pluto Global, Inc. (“New Paramount”), a Delaware corporation and a wholly-owned, direct subsidiary of Paramount Global (“Paramount”), a Delaware corporation, in connection with the proposed transaction between Paramount, Skydance Media, LLC, a California limited liability company (“Skydance”), and certain affiliates of investors of Skydance, upon the terms and conditions set forth in the Transaction Agreement dated as of July 7, 2024 (the “Transaction Agreement”) by and among Paramount, Skydance, New Paramount, Pluto Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of New Paramount (“Paramount Merger Sub”), Pluto Merger Sub II, Inc., a Delaware corporation and a wholly owned, direct subsidiary of New Paramount (“Paramount Merger Sub II”), Sparrow Merger Sub, LLC, a California limited liability company and a wholly owned, direct subsidiary of New Paramount (“Skydance Merger Sub” and, together with Paramount Merger Sub and Paramount Merger Sub II, the “Merger Subs”) and the Upstream Blocker Holders (as defined in the Transaction Agreement) signatory thereto (solely with respect to certain sections of the Transaction Agreement as specified therein). In connection with the Transaction Agreement, Paramount formed New Paramount and, as direct subsidiaries of New Paramount, the Merger Subs. Subject to the terms and conditions of the Transaction Agreement, (a) on the day immediately prior to the Closing Date (as defined in the Transaction Agreement), Paramount Merger Sub will merge with and into Paramount (the “Pre-Closing Paramount Merger”), with Paramount surviving the merger, (b) on the Closing Date, Paramount Merger Sub II will merge with and into New Paramount (the “New Paramount Merger”), with New Paramount surviving the merger, (c) following the New Paramount Merger on the Closing Date, the Upstream Blocker Holders will transfer all of the issued and outstanding equity interests in certain blocker entities to New Paramount in exchange for an allocation of the Skydance Merger Consideration (as defined in the Transaction Agreement) (the “Blocker Contribution and Exchange”) and (d) on the Closing Date, following the Blocker Contribution and Exchange, Skydance Merger Sub will merge with and into Skydance (the “Skydance Merger” and, together with the Pre-Closing Paramount Merger and the New Paramount Merger, the “Mergers”), with

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Skydance surviving the merger (“Surviving Skydance Entity”). We refer to the transactions contemplated by the Transaction Agreement (other than the NAI Transaction (as defined in the Transaction Agreement) but including the PIPE Transaction (as defined in the Transaction Agreement)) as the “Transactions.” The time at which the Transactions and the NAI Transaction become effective is hereafter referred to as the “Effective Time.” Capitalized terms not defined herein have the meanings specified in the Registration Statement (as defined below).

This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (as amended, the “Registration Statement”) filed on or about the date hereof by New Paramount, including the information statement/prospectus constituting a part thereof (the “Information Statement/Prospectus”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Transactions pursuant to the Transaction Agreement.

We have examined (i) the Transaction Agreement and other Transaction Documents (as defined in the Registration Statement), (ii) the Registration Statement, and (iii) the representation letters of Paramount and New Paramount, Skydance, Blocker Holders and PIPE Equity Investors delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Paramount and New Paramount and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below, we have also assumed that (i) the Transactions will be effected in accordance with the Transaction Documents, (ii) the statements concerning the Transactions set forth in the Transaction Documents and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the applicable Effective Time, (iii) the representations made by Paramount and New Paramount, Skydance, Blocker Holders and PIPE Equity Investors in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the applicable Effective Time, and (iv) any representations made in the Transaction Documents or the Representation Letters “to the knowledge of”, or based on the belief of, Paramount and New Paramount, Skydance, Blocker Holders and PIPE Equity Investors are true, complete and correct and will remain true, complete and correct at all times up to and including the applicable Effective Time, in each case without such qualification. We have also assumed that each of Paramount and New Paramount, Skydance, Blocker Holders and PIPE Equity Investors have complied with and, if applicable, will continue to comply with, their respective covenants contained in the Transaction Documents.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material United States Federal Income Tax Consequences” it is our opinion that under current U.S. federal income tax law, the Transactions, taken together, should be treated as an exchange within the meaning of Section 351(a) of the Code and that the U.S. federal income tax consequences of the Transactions to U.S. holders (as defined in the Registration Statement) of Paramount common stock are accurately described in all material respects in the Registration Statement under the heading “Material United States Federal Income Tax Consequences.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Transactions under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than U.S. federal income tax law.

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, administrative interpretations and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Transactions, the opinion expressed herein may become inapplicable.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm name in the Information Statement/Prospectus under the caption “Material United States Federal Income Tax Consequences.”

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

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